DFA2063 05/05

AMENDATORY

ENDORSEMENT

UNITED GUARANTY

MORTGAGE INDEMNITY COMPANY

230 N. Elm Street/27401

P.O. Box 21367

Greensboro, NC 27420-0327

336.373.0232

800.334.8966

FOR

SPECIAL PRODUCTS

ACCUMULATION

MORTGAGE POOL INSURANCE POLICY

CANCELLATION PROCEDURES (MD)

The above Special Products Accumulation Mortgage Pool Insurance Policy is hereby amended effective as of the date stated on the face of this Policy as follows:

A.

A new Section 2.21 (Cancellation Procedures) is added reading as follows:

2.21 Cancellation Procedures -- Notwithstanding any other provision of this Policy to the contrary, written notice of cancellation for a reason other than non-payment of premium, as required by applicable law, of a Certificate or of this Policy, or notice of intention not to renew this Policy, by the Company shall be mailed by certified mail to the Insured at least forty-five (45) days prior to the proposed effective date of cancellation or expiration of this Policy, as the case may be.

B.

Section 6.6(a) is deleted and a new Section 6.6(a) is substituted reading as follows:

(a) No suit or action for recovery of any claim under this Policy shall be sustained in any court of law or equity unless the Insured has complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years after (i) the claim has been presented to the Company, (ii) the Insured transferred title to the Property pursuant to an Approved Property Sale, or (iii) the cause of action accrued, whichever is earlier.

Nothing contained herein shall be held to vary, alter, waive or amend any of the terms, conditions or provisions of this Policy or any endorsements thereto except as stated above.